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                                                                     EXHIBIT 5.1



                             MORRISON & FOERSTER LLP
                            San Francisco, California

                                February 15, 2001

JDS Uniphase Corporation
210 Baypointe Parkway
San Jose, California 95134

Re: Optical Process Automation, Inc.'s 2000 Stock Option and Incentive Plan and 2000 Series B Preferred Stock Option Plan


To the Board of Directors:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") executed by you on February 15, 2001, and to be filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 860,223 shares of your common stock, $.001 par value (the "Common Stock"), which will be issuable under the above-referenced plans (the "Plans").

        As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the assumption of the Plans by JDS Uniphase Corporation, and such documents as we have deemed necessary to render this opinion, in connection with the acquisition of Optical Process Automation, Inc. by JDS Uniphase Corporation.

        Based upon the foregoing, it is our opinion that the Common Stock, when issued and outstanding pursuant to the terms of the Plans, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,


                                            /s/ Morrison & Foerster LLP


                                            MORRISON & FOERSTER LLP